GENERAL AGENT AGREEMENT


THIS AGREEMENT, effective this 24 day of May, 2001 is made by and among Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company, (collectively, "Nationwide"), and Bernard, Lee & Edwards Securities, Inc. ("Agency") and ("Broker/Dealer").

Nationwide hereby appoints Broker/Dealer and Agency (collectively, "General Agent") as General Agent with the rights, powers, duties and liabilities set forth herein General Agent hereby accepts the appointment.

General Agent acknowledges, understands and agrees that although Nationwide Life Insurance Company ("NWL") and Nationwide Life and Annuity Insurance Company ("NWLAIC") are collectively referred to herein as "Nationwide", NWL and NWLAIC are separate corporate entities, and that the rights and obligations of each under this Agreement are to be exclusively determined on the basis of which of the two entities (NWL or NWLAIC) is the issuing company of the product
(s) specified in Exhibit A, and being sold pursuant to this Agreement

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN MADE, THE PARTIES AGREE AS
FOLLOWS:

1.Scope. This Agreement shall supersede all prior agreements between Nationwide and General Agent and between NWL and Broker/Dealer. All of the insurance or annuity products sold under this Agreement shall be referred to as "Contract(s)"
 except when particular provisions relate solely to variable contracts required to be registered under the Securities act of 1933 ("1933 Act") and/or the Investment Company Act of 1940 ("1940 Act') and such contracts shall be referred to as "Variable Contracts". The Contracts which may be sold under this Agreement are listed in the Compensation Schedules which are included in Exhibit A. These Compensation Schedules may be amended upon Nationwide's written notice to General Agent.

In consideration of the services to be performed hereunder, Nationwide agrees to pay General Agent compensation. in accordance with the Exhibits to this Agreement, as may be amended from time to time, based on purchase payments due and received by Nationwide on Contracts issued upon applications submitted either directly or through registered representatives and agents, on or after the date of this Agreement.

2.	Authority. Agency and Broker/Dealer are hereby authorized, through their individual agents ("Agents"), representatives or duly licensed affiliated agencies who are duly licensed and registered as required by law, to solicit and procure applications for the Contracts in accordance with the terms and conditions of this Agreement. and are authorized in connection therewith:

a. to collect purchase payments on Contracts for which applications are submitted;

b. when requested and as directed by Nationwide to deliver Contracts after the terms and conditions governing such delivery are completed, provided that no such delivery of a Contract shall be deemed to constitute a warranty by General Agent that such terms and conditions have been complied with;

c.	to perform any other act related to Contracts that is authorized in writing by Nationwide and is permissible under the law; and

d.	General Agent will pay all fees required to obtain and/or maintain any licenses or registlations required by state or federal for General Agent and agents of General Agent. Nationwide will pay the fees in connection with the initial appointment with Nationwide of agents of General Agent. Any subsequent appointment fees will be the responsibility of the General Agent or as mutually agreed upon with Nationwide.

3.	Right to Sell; Regulatory Approvals.

a.	General Agent is authorized to sell the Contracts set forth in the
Compensation Schedule (Exhibit A) as now and hereafter attached to this Agreement. The Compensation Schedule is hereby incorporated by reference.

b.	Except as disclosed to General Agent in writing, Nationwide represents and warrants that it has the authority to issue Contracts in the states where the General Agent is authorized to conduct business. Nationwide agrees to notify General Agent promptly of any change in such authority.

General Agent agrees that it will solicit applications for Nationwide only in those states in which such Contracts are approved.

c.	General Agent will not solicit applications in any state unless the Agent signing the application has been properly licensed by the appropriate regulatory agency in that state, which may include registrations as a registered representative of Broker/Dealer if Variable Contracts are being sold. As a licensed appointee of Nationwide, General Agent will comply with the statutory and regulatory obligations related to the solicitation and procurement of applications for Contracts.

d.	If General Agent engages in sales of the Contracts on the premises of or in cooperation with financial institutions (including banks, savings and loan institutions, or credit unions), General Agent shall, as required by applicable law, maintain separation of its business from the business of such financial institution, including separation of records. General Agent shall also conduct its business at all times so as not to lead to confusion between the business conducted by General Agent and the business conducted by the financial institution.

The parties to the Agreement hereby agree to abide by, observe, and otherwise conduct the business contemplated under the Agreement in a manner consistent with the Guidelines set forth in the Interagency Statement on Retail Sales of Non-Deposit Investment Products, issued jointly by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision on February 15, 1994, or any modifications or interpretations thereof.

4.	Agent Supervision

a.	Before an Agent is permitted to solicit and procure applications for the
Contracts, General Agent and Agent shall have entered into an agreement pursuant to which such Agent will be appointed as an agent of General Agent and in which Agent will agree that Agent's selling activities relating to the Contracts will be under the supervision and control of General Agent. The Agent's right to continue to sell the Contracts is subject to Agent's continued compliance with such agreement.

b.	If an Agent fails or refuses to submit to supervision of General Agent in accordance with this Agreement or fails to meet the rules and standards imposed by General Agent, General Agent shall immediately notify such Agent that such Agent is no longer authorized to sell the Contracts and shall take whatever additional action may be necessary to terminate the sales activities of such Agent relating to the contracts including immediate notification to Nationwide of such termination.

c.	In the event that General Agent regards itself as exempt from the licensing requirements of a state insurance authority, then General Agent hereby warrants and guarantees that it shall exercise supervisory control over the training and conduct of its Agents in a manner consistent with state insurance requirements with respect to fair, accurate and good faith representations of product information in the solicitation process, with due regard to the financial status of individual consumers and the appropriateness of the Contract as an investment for such individual consumers. Any failure in this regard, by any Agent of General Agent, shall require General Agent to immediately terminate such Agent's ability to sell the Contracts and to notify Nationwide of such termination. In addition, General Agent will ensure that its Agents comply with all applicable state insurance requirements and have obtained and maintain any security licenses required by the state insurance authorities.

5.	Sale of Variable Contracts.

a.	General Agent agrees that each Agent who sells Variable Contracts will be a registered representative of Broken-Dealer (for purposes of this section, "Registered Representative")with the National Association of Securities Dealers Inc.( the "NASD") before the Agent engages in the offer and sale of Variable Contracts.

Nationwide represents and warrants to Broker/Dealer that all prospectuses and other material, which Nationwide makes available to Broker/Dealer will comply in all respects with any and all applicable federal and state securities laws.

h.	Broker/Dealer agrees to allow Registered Representatives to become agent of record for the Variable Contracts in order to make variable contract exchanges for their customers and will provide Nationwide with properly executed, limited Powers of Attorney on a form acceptable to Nationwide.

6.	Independent Contractor.

General Agent is free to exercise its own judgment as to the persons from whom it will solicit applications for Contracts as well as the time, manner and place of solicitation, and Nationwide will not unreasonably interfere with its activity or manner of performance under this Agreement as an independent contractor.

Nothing contained in this Agreement shall create, or shall be construed to create, the relationship of an employer and employee between Nationwide and General Agent.

7.	Collection of Purchase Payments.

All Contract purchase payments on applications procured by or through General Agent which General Agent may collect are collected on behalf of Nationwide. All purchase payments shall be in check or wire transfer. All such monies received by General Agent shall be collected and transmitted promptly to Nationwide in a manner agreed to by both General Agent and Nationwide

8.	Limitations on Authority. Unless otherwise authorized by Nationwide in writing pursuant to section _ General Agent shall have no authority on behalf of Nationwide to:
a.	make, alter or discharge any Contract,
b.	Incur any indebtedness or liability, expend or contract for the expenditure of funds of Nationwide,
c.	extend the time for payment of any purchase payment, bind Nationwide to the reinstatement of any terminated Contract, or accept notes for payment of purchase payments,
d.	waive or modify any terms, conditions or limitations. of any Contract,
e.	adjust or settle any claim or commit Nationwide with respect thereto except as provided in Section 12 c.,
f.	enter into legal proceedings in connection with any matter pertaining to
 Nationwide's business without the prior written consent of Nationwide unless General Agent is named in such proceedings or General Agent could be subject to paying all or a part of any judgment. General Agent must immediately give Nationwide written notification of the legal proceeding. Where General Agent is either named or may be subject to paying all or a portion of any judgment, General Agent may retain counsel of its choice,

g.	use the registered marks of Nationwide without receiving prior written approval of Nationwide,

h.	represent products of Nationwide except as reflected in the prospectus,

i.	advertise or publish any matter or thing concerning Nationwide or the
Contracts without the prior written permission of Nationwide, except as provided in Section 13,a.,

j.	open any bank account or trust account on behalf of, for the benefit of, or containing the name Nationwide,

k.	directly or indirectly cause or endeavor to cause any General Agent or their Agents to terminate or alter their association with Nationwide, or will not advise or encourage any Nationwide Contract owner to relinquish, surrender replace or lapse their Nationwide contract unless such action is in the best interest of the Contract Owner as reasonably determined by the General Agent,

l.	do not perform any note thing other than expressly authorized herein.

9.	Agents.

a. General Agent shall select Agents subject to the provisions of this Agreement; however, Nationwide, shall have the sole discretion to appoint the selected Agents. General Agent shall notify Nationwide promptly, in writing, upon the giving or receipt of any notice of termination of an Agent. General Agent will provide Nationwide with any documentation necessary for the appointment of the Agents. Nationwide reserves the right to terminate the appointment of any Agent in its sole discretion. Nationwide will promptly notify the General Agent of the termination of the appointment of any Agent.

b.	At all times during which an Agent is appointed by Nationwide to sell
Contracts, General Agent shall ensure that each Agent has obtained and maintained all applicable licenses in accordance with applicable state and federal laws and regulations. General Agent shall provide Nationwide on request evidence of applicable insurance licenses of General Agent's Agents.

c. General Agent maintains the responsibility to ensure its Agents comply with the terms of the Agreement.

10.	Compensation.

Agents, either directly to General Agent or, as necessary to meet legal requirements, to the licensed General Agent affiliate or other affiliated entity which is permitted to receive such compensation under Ohio law. General Agent represents and warrants that it or its affiliated entity has the necessary relationship with the Agents based upon which such affiliated entity is permitted to receive compensation under applicable state insurance law. General Agent hereby warrants that all necessary contractual arrangements are in place to enable Nationwide to pay General Agent, or any of its affiliates, for business produced by Agents in the jurisdiction in which they held licenses. General Agent shall pay all compensation due to Agents or any other person with respect to the Contracts, and no such Agent or other person shall have any claim against Nationwide on account of the sale or service of any
Contract.   Nationwide shall have no obligation to make compensation payments except as provided above. If Nationwide permits the General Agent to retain compensation before remitting purchase payments, then the Net Compensation Addendum shall specify that authority. Should Nationwide pay General Agent for premiums later returned or credited to the customer or any other overpayment to General Agent, Nationwide shall have, in addition to all other creditor rights, the right to deduct such overpayment from any current or future compensation due General Agent.

c.	All trail commissions, if any, shall be paid by Nationwide to General
Agent with respect to all Contracts sold by Agents on or before the date of termination of this Agreement. In the event Nationwide receives notification to transfer a Contract paying trail commissions to a new General Agent, all subsequent trail commissions as of the effective date of the transfer will be paid to the new General Agent of record. This paragraph shall not be in derogation of any right of offset or other remedy Nationwide may have on monies owed by General Agent or by the new General Agent of record. General Agent agrees to maintain any or all federal or state license and appointment including any applicable renewal fees required in order to receive trail commissions from Nationwide.

d.	Nationwide, with reasonable prior written notice to General Agent, may change the rate of compensation due on any Contracts sold by Agents after notification of such rate change. The rate change shall apply to all subsequent premiums or contributions to Contracts.

e.	Notwithstanding any other provisions of this Agreement Nationwide shall not be obligated to pay any compensation which would be in violation of the applicable laws, rules or regulations of any jurisdiction.

11.	Segregated Bank Account.

All purchase payments received by General Agent on behalf of Nationwide, including purchase payments received by General Agent from Agents, shall be held in a segregated bank account and shall be forwarded to Nationwide in accordance with mutually agreed upon instructions.

12.	Indemnification.

a.	Nationwide agrees to indemnify and hold General Agent harmless from any and all losses, claims, damages, liabilities or expenses to which General Agent may become subject under any statute, regulation, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses relate directly to the sale of the Contracts and arise as a direct consequence of:

1)	any material misrepresentation or omission, or alleged misrepresentation or omission, contained in the registration statement, prospectuses or the Contracts;

2)	any failure by Nationwide or its employees, whether negligent or intentional, to perform the duties and discharge the obligations contemplated in this Agreement: and

3)	any fraudulent, unauthorized or wrongful act or omission by Nationwide or its employees.

b.	General Agent agrees to indemnify and hold Nationwide harmless from any and all losses, claims, damages, liabilities or expenses to which Nationwide may become subject under any statute, regulation, common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses related directly to the sale of the Contracts and arise as a direct consequence of:

1)	any material misrepresentation or omission, or alleged misrepresentation or omission involving the sales contained within this Agreement provided that such misrepresentations or omissions are not attributable to any failure by Nationwide.
2)	any failure by General Agent or its employees or Agents, whether negligent or intentional, to perform the duties and discharge the obligations contemplated in this agreement; and

3)	any fraudulent, unauthorized or wrongful act or omission by General
Agent  or its employees or Agents.

C.	In the event that Nationwide is compelled or agrees to pay any amount in the settlement of any claim, judgment, arbitration or similar action and, in conjunction therewith, General Agent voluntarily agrees to reimburse
Nationwide, either partially or totally, Nationwide may deduct the amount of the reimbursement from any sales compensation subsequently payable to General Agent. Nothing herein shall obligate General Agent to provide any such voluntary reimbursement,

d.	Neither Nationwide or General Agent shall be liable, as the indemnifying party pursuant to Sections 12a and 12b, if the losses, claims, damages, liabilities or legal expenses incurred by the indemnified party arise out of the indemnified party's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or through the reckless disregard of the indemnified party's duties under this Agreement.

e.	Nationwide and General Agent will promptly notify each other of the commencement of any litigation or proceedings, or the assertion of any claim or any material inquiries related to the duties set forth in the Agreement.

f.	This indemnification shall be in addition to any other course of action
Nationwide or General Agent may have.

13.	Agreements.

a.	All advertising material and sales promotional material published by
General Agent or its Agents that specifically name Nationwide or reference the Contracts shall be and remain the sole and exclusive property of General Agent and shall be used solely and exclusively by General Agent and its Agents. Such material shall be submitted to Nationwide for its approval prior to its use by General Agent or Agents. Nationwide shall provide its approval in writing.
Such material shall not be used by Nationwide or its other agents without prior written consent of General Agent.

b.	Nationwide and General Agent shall preserve all contracts, records, books, and accounts on all transactions arising out of this Agreement, and shall preserve and hold all documents, correspondence and records relating to Contracts which come into its possession or under its control. All such books or accounts, documents, correspondence and records of each party pertaining to or used by it in connection with its operations hereunder shall belong to it, and at all times shall be open to inspection by any officer or duly authorized representative of the other party.

c.	In the course of normal customer servicing of existing Contracts or if required by law, Nationwide may contact by mail or otherwise any client, account executive, or employee of General Agent or other individual acting in a similar capacity if deemed appropriate by Nationwide.

d.	Each party agrees to promptly notify the others in writing of any customer complaint or notice of regulatory investigation it receives which may involve the others.

e.	Each party represents and warrants that the entering into and performance of this Agreement does not and will not conflict with or cause a breach of any other agreement to which any of them is a party.

f.	Each party represents and warrants that it has full power and authority to enter into this Agreement and to carry out its duties and obligations hereunder.

14.	Termination.

a.	Each party may terminate this Agreement for cause at any time, without prior written notice, If another party (1) fails to comply with the laws or regulations of any state or other governmental agency or body having jurisdiction over the sale of insurance or securities, (2) misappropriates any money or property belonging to another party, (3) subjects an other party to any actual or potential liability due to misfeasance, malfeasance, or nonfeasance, (4) commits any fraud upon another party, (5) has an assignment for the benefit of creditors, (6) incurs bankruptcy, or (7) commits a material breach of this Agreement.

b.	This Agreement may be terminated by a party upon 30 days' written notice to the other parties.

15.
Privacy/Confidentiality of Information.

a.	General Agent acknowledges that it has read, and will conform to,
Nationwide's Privacy Statement (Exhibit B), which may be updated from time to time, and that failure to conform with Nationwide's Privacy Statement is a material breach of this Agreement constituting irreparable harm.

b.	General Agent agrees to comply with all laws, rules, regulations and ordinances relating to privacy, confidentiality, security, data security and the handling of customer information which may from time to time be established.

c.	General Agent and Nationwide agree not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied to Nationwide by General Agent or to General Agent by Nationwide, in performance under this Agreement other than (I) to carry out the purposes for which it was provided the information, and (ii) to use or disclose it as otherwise permitted or required by law.

d.	Each of the parties warrants to the other that it shall not disclose to any person any proprietary information which it may acquire in the performance of this Agreement: nor shall it use such proprietary information for any purposes other than to fulfill its contractual obligations under this Agreement

e.	This section shall survive and continue in full force and effect notwithstanding the expiration or termination of the Agreement.

16.
Miscellaneous Provisions.

a.	General Agent may assign or pledge any rights under this Agreement with
Nationwide's prior written consent.

b.	The forbearance or neglect of Nationwide, Broker/Dealer or Agency to insist upon strict compliance by a party, with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against that party, shall not be construed as a waiver of any of the rights or privileges of the parties. No waiver of any right or privilege of Nationwide, Broker/Dealer or Agency arising from any default or failure of performance by a party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

c.	Communications sent pursuant to provisions of this item shall be in writing and shall be delivered personally or sent by U.S. mail or commercial courier:

If to Nationwide:

Nationwide Life Insurance
Company and/or
Nationwide Life and Annuity
Insurance Company
One Nationwide Plaza
Columbus, OH 43215
Attn:	Associate Vice President,
Individual Annuity Operations



If to General Agent:
(Broker/Dealer and Agency)
Bernard, Lee & Edwards Securities, Inc.
1016 shore Acres Drive
Leesburg, FL 34748


Any party may change its address by so notifying the other parties in writing. Any notice shall be deemed given only upon receipt by the party to be notified.

d.	Except as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written Agreement executed by the parties.

e.	This Agreement (including Amendments and Compensation Schedules)
constitutes the entire agreement between the parties and supersedes all prior agreements, understandings and arrangements, oral and written, between the parties with respect to the subject mailer hereto

f.	This Agreement shall be binding upon the parties and their respective successors and assigns.

g	This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.


h.	In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

i.	The paragraph headings are for reference purposes only end shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of the Agreement.
j.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BERNARD, LEE & EDWARDS
SECURITIES, INC.
(General Agent)


by:
/s/ Thomas E. laRossa
President

NATIONWIDE LIFE INSURANCE
COMPANY
NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

By:
/s/
Title: AVP

Addendum to the
General Agent Agreement
Single Compensation Payment

Effective date 05/24/01

This Is an addendum to the General Agent Agreement among Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company and Cardinal Capital Management, Inc. ("General Agent"),

Nationwide will send a single compensation payment to General Agent in a mutually acceptable manner. Such compensation payment shall be net of chargebacks and any other charges owed by General Agent. Nationwide will provide General Agent with Compensation Statements providing descriptions of the compensation earned by agent. General Agent represents and warrants that it has all necessary contractual arrangements in place to receive such payment on behalf of the individual entitles and agents, that it will forward all commissions to the properly licensed and appointed insurance agencies and/or agents, and that it will comply with applicable law in its handling of such commissions.

Notwithstanding any other provisions to this General Agent Agreement,
 Nationwide shall not be obligated to pay any compensation which would be in violation of applicable laws, rules or regulations of any jurisdiction.

Nationwide reserves the right to terminate this arrangement at its discretion with proper notice to all parties. All of the other provisions of the existing General Agent Agreement, as amended, shall remain in effect.

BERNARD, LEE & EDWARDS SECURITIES, INC.
(General Agent)


By:
/s/Thomas E. LaRossa
President

NATIONWIDE LIFE INSURANCE
COMPANY
NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY


By:
/s/
Title; Associate Vice President